UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 23, 2017

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (201) 816-8900

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2017, ConnectOne Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies pursuant to the Company’s definitive proxy materials filed with the SEC on April 27, 2017. The proposals voted on by the shareholders at the Annual Meeting, and the final voting results with respect to such proposals, were as follows:

Proposal 1: The election of eleven persons to serve as directors for the term set forth in the proxy statement:

	FOR	Withheld	Broker Non-Votes
Frank Sorrentino III	23,882,929	379,777	4,833,950
Frank W. Baier	23,883,996	378,710	4,833,950
Alexander A. Bol	24,001,092	261,614	4,833,950
Stephen Boswell	23,605,029	657,677	4,833,950
Frederick Fish	23,969,650	293,056	4,833,950
Frank Huttle III	23,100,430	1,162,276	4,833,950
Michael Kempner	22,554,406	1,708,300	4,833,950
Nicholas Minoia	23,631,995	630,711	4,833,950
Joseph Parisi Jr.	22,409,944	1,852,762	4,833,950
Harold Schechter	22,352,547	1,910,159	4,833,950
William A. Thompson	23,560,892	701,814	4,833,950

Proposal 2: Approval of the 2017 Equity Compensation Plan:

FOR	WITHHELD	Abstentions	Broker Non-Votes
23,427,380	717,194	118,132	4,833,950

Proposal 3: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2017:

FOR	WITHHELD	Abstentions	Broker Non-Votes
28,809,037	255,818	31,801	0

Pursuant to the foregoing votes, each of the foregoing directors were elected for the term set forth in the proxy statement, the 2017 Equity Compensation Plan was approved, and the appointment of Crowe Horwath LLP as independent auditors for the fiscal year ending December 31, 2017 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 24, 2017	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer